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                                                                   EXHIBIT 99.2


                                   PROXY CARD

                            NEON Communications, Inc.
                              2200 West Park Drive
                        Westborough, Massachusetts 01581
                              Phone: (508) 616-7800

                       Solicited by the Board of Directors
                     for the Special Meeting of Stockholders

         The undersigned stockholder of NEON Communications, Inc. ("NEON") hereby appoints Stephen Bogiages and Christopher E. Dalton, or either of them, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote, as indicated herein, all shares of common stock and preferred stock of NEON held of record by the undersigned at the close of business on January 19, 2005 at the special meeting of the stockholders of NEON to be held at the offices of Andrews Kurth LLP at 450 Lexington Ave., 15th Floor, New York, New York 10017 at 11:00 a.m., local time, on Tuesday, February 15, 2005, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote in respect to all matters which may properly come before the meeting in accordance with and as more fully described in the Notice of Special Meeting of Stockholders and Joint Proxy Statement for the meeting, receipt of which is acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED POSTAGE PAID ENVELOPE.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it using the enclosed envelope. Thank you for your prompt consideration of these matters.

Sincerely,
NEON Communications, Inc.


                                   DETACH HERE


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PLEASE MARK BOXES |v| OR |X| IN BLUE OR BLACK INK.

The Board of Directors Recommends a Vote FOR:


1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 19, 2004 as amended by the First Amendment to Agreement and Plan of Merger, dated as of October 8, 2004 (as amended, the "merger agreement"), by and among Globix Corporation ("Globix") and NEON, the merger and the transactions contemplated by the merger agreement, as described in the accompanying joint proxy statement/prospectus and attached thereto on Appendix A.
         For |_|           Against |_|      Abstain |_|


2. Proposal to approve and adopt an amendment to NEON's certificate of incorporation, as described in the accompanying joint proxy statement/prospectus and attached thereto as Appendix B-1. B-1.
         For |_|           Against |_|      Abstain |_|


3. Proposal to approve and adopt an amendment to the certificate of designation of NEON's convertible preferred stock, as described in the accompanying joint proxy statement/prospectus and attached thereto as Appendix B-2.
         For |_|           Against |_|      Abstain |_|


4. Proposal to grant discretionary authority to adjourn or postpone the NEON special meeting to solicit additional votes to approve the matters considered at the NEON special meeting, if necessary.
         For |_|           Against |_|      Abstain |_|


In their discretion, the Proxies are authorized to consider and act upon any other matter that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Mark here for address change and notification. |_|

         SIGNATURE(S) should be exactly as name or names appear on this Proxy Card. Joint owners should each sign. If acting as attorney, executor, trustee or other representative capacity, sign name and title. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature ________________________  Date ___________

Signature ________________________  Date ___________